UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.	Results of Operations and Financial Condition.

On May 4, 2022, DIRTT Environmental Solutions Ltd. (“the Company”) issued a press release announcing its financial results for the quarter ended March 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated into this Item 2.02 by reference.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Interim Chief Financial Officer

On May 4, 2022, the Company’s Board of Directors appointed Jeffrey Metcalf to serve as the Company’s Interim Chief Financial Officer, effective May 9, 2022. Mr. Metcalf, 40, has served as the Company’s Vice President, Finance, since 2018. Prior to joining DIRTT, Mr. Metcalf served as the Controller of Pure Technologies Ltd., a company that developed and managed innovative technologies for critical infrastructure, from 2014 to 2018, before it was acquired by Xylem Inc. Mr. Metcalf obtained a Bachelor of Commerce degree from the University of Calgary, a Master of Professional Accounting degree from the University of Saskatchewan, and is a Chartered Professional Accountant (CPA Alberta).

Mr. Metcalf does not have any family relationship with any other director or executive officer of the Company, nor has Mr. Metcalf entered into any transactions since January 1, 2022, or any currently proposed transaction, with a director or executive officer (or immediate family member thereof) of the Company, exceeding $120,000, in which he had or will have a direct or indirect material interest.

The Company and Mr. Metcalf entered into an executive employment agreement (the “Employment Agreement”) dated May 1, 2019, under which Mr. Metcalf is entitled to certain remuneration, benefits and rights on termination, and which subjects Mr. Metcalf to certain ongoing and post-termination obligations and restrictive covenants. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which will be filed as an exhibit to a subsequent Company filing. There is no additional compensation arrangement in connection with the appointment of Mr. Metcalf as Interim CFO.

On November 7, 2019, the Company entered into its standard form of indemnification agreement with Mr. Metcalf, which requires the Company to indemnify these individuals to the fullest extent permitted under the Business Corporations Act (Alberta) and to such greater extent as applicable law may hereafter from time to time permit. The foregoing description of the indemnification agreements does not purport to be complete and should be read in conjunction with and is qualified in its entirety by reference to such agreement, a copy of which will be filed as an exhibit to a subsequent Company filing.

Concurrent with Mr. Metcalf’s appointment, effective May 9, 2022, Geoffrey Krause, the Company’s Chief Financial Officer and Interim Co-Chief Executive Officer, will cease his role as Chief Financial Officer and continue only as the Company’s Co-Interim Chief Executive Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Press release dated May 4, 2022.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: May 4, 2022	By:	/s/ Geoffrey D. Krause
Geoffrey D. Krause
Interim Co-Chief Executive Officer and Chief Financial Officer
(Principal Financial Officer)

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